Exhibit 99.1

Item 9.1.

WORLD HEALTH ALTERNATIVES, INC.

COMMENCES INVESTIGATION

Pittsburgh, PA, August 19, 2005 – World Health Alternatives, Inc. (OTC BB: WHAI.OB) announced today that, following the recent departure of former Chief Executive Officer, Richard E. McDonald, the Company is investigating issues that include, but may not be limited to, apparent discrepancies in the amount of the Company’s shares outstanding, financial statement recognition of a convertible debenture and warrant agreement associated with the Company’s preferred stock, the underpayment of certain tax liabilities in excess of $4 million, and irregular reports to the Company’s lenders that resulted in excess funding under the Company’s lending arrangements of approximately $6.5 million, in addition to other issues which may constitute breaches of existing financing documents.

The Company has retained outside counsel, and the Board of Directors has retained special counsel to conduct an investigation into the discrepancies. The amounts at issue could change as the investigation continues. Since the Company’s stock is traded on the OTC Bulletin Board, the Company does not have the authority to suspend trading of its stock.

The Company has also terminated its engagement with Daszkal Bolton LLP, its outside auditing firm, and will begin a search for a new auditing firm. It is expected that the Company’s prior financial reports will be restated. The Company is actively working with its investment banking and funding sources to raise capital to meet its short-term cash obligations. John Sercu, the interim Chief Executive Officer of the Company, stated, “It is very unfortunate to have discovered that we have to deal with these issues, but management and the Board are working diligently to resolve them. The Company continues to make staffing placements of its medical and other professionals on a daily basis with its clients, and we look forward to continuing our business into the future.”

World Health Alternatives, Inc. (OTC BB: WHAI - News) is a premier human resource firm offering specialized healthcare personnel for staffing and consulting needs in the healthcare industry. The Company places its experienced personnel on a project, temporary, permanent, or temporary-to-permanent basis. These options allow clients to control the expenses associated with new staff while also giving them the unique opportunity to evaluate a candidate’s performance essentially risk-free. The Company is headquartered in Pittsburgh, PA, and provides services from locations in Birmingham, AL, Mobile, AL, Roseville, CA, Boca Raton, FL, Sanford, FL, Atlanta, GA, Danvers, MA, Morrisville, NC, Nashua, NH, Cincinnati, OH, Cleveland, OH, Portland, OR, Murray, UT, Bellevue, WA, and Seattle, WA. Additional information about World Health can be found at the Company’s website at www.whstaff.com.

This press release contains forward-looking statements. The words or phrases “would be,” “would allow,” “will likely result,” “are expected to,” “will continue,” “anticipate,” “expect,” “estimate,” “project,” “indicate,” “could,” “potentially,” “should,” “believe,” “considers,” or similar expressions are intended to identify “forward-looking statements.” Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include: (a) whether the Company will successfully acquire existing staffing companies to grow its staffing business; (b) whether the Company will have adequate financing to expand the business; (c) whether the Company will effectively manage its expanding operations which will place significant demands on its managerial, financial and informational systems; (d) competition among medical staffing companies for clients and qualified nurses and other healthcare

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professionals and personnel; (e) the Company’s ability to locate and fill staffing orders; (f) whether general economic conditions and the regulatory environment will be favorable to the growth of the Company’s business; (g) the Company’s ability to grow organically; (h) whether the Company now offers all product lines that are integral to staffing in the healthcare industry, making it a “one-stop” staffing solution for healthcare entities; (i) whether the Company has established a national reach and whether that will result in benefits including additional client contracts, a deeper talent pool of consultants and stronger financial performance; (j) whether the Company is and/or will continue to be on track to execute its plan to become the premier healthcare staffing company in the market; (k) whether the Company will continue to experience the benefits of its integration efforts; (l) whether the Company’s key performance metrics are increasing and whether all divisions are seeing the results of efforts to improve profitability; (m) whether the Company will continue exploring the acquisition of complementary companies to broaden and strengthen its market presence, management team and service capabilities throughout the U.S.; (n) uncertainty associated with the pending investigation and associated costs, including whether other issues are identified in the course of the investigation; (o) uncertainty regarding the Company’s previously stated financial results and capital structure, and the potential impact of a restatement on outstanding debt covenants and other contractual obligations; (p) potential challenges and costs associated with retaining a new independent auditor, (q) the potential adverse effect of the pending investigation and restatement on the ability of the Company to obtain needed additional financing; and (r) other factors set forth in the Company’s periodic reports and Form SB-2 Registration Statement filed with the Securities and Exchange Commission which may be reviewed by accessing the SEC’s EDGAR system at www.sec.gov. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company’s past performance is not necessarily indicative of its future performance. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

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